EXHIBIT 99.1

Loop Industries Announces Appointment of Nelson Gentiletti as COO and CFO

Montreal, Quebec (December 20, 2018) – Loop Industries, Inc. (Nasdaq: Loop) (“Loop” or the “Company”), a leading technology innovator in sustainable plastic, announced that Nelson Gentiletti will join the Company as COO and CFO effective January 1, 2019. In this capacity Mr. Gentiletti will report to Daniel Solomita, Loop’s Founder and CEO.

Mr. Gentiletti has had a successful career as a public company COO and CFO spanning over 30 years. Most recently he was Chief Financial and Development Officer of Transcontinental Inc. (TSX: TCL.A TCL.B) where he played a leading role in the company's transformation into flexible packaging.

An experienced and well recognized public company CFO, Mr. Gentiletti will be responsible for all of Loop's corporate functions, including finance and legal. He will also draw upon his strong background in operations management and business development to support the Company in the rollout of the recently announced joint venture with Indorama Ventures and the development of Waste-to-Resin plants for the large scale commercialization of Loop's groundbreaking technology for production of sustainable plastics.

"I am pleased to welcome Nelson to Loop's leadership team, where his experience and skillset will complement those of Nelson Switzer, who joined Loop earlier this year as Chief Growth Officer," said Mr. Solomita. "Nelson Gentiletti’s experience and successful track record in business development, operations management and financing, combined with his excellent reputation in capital markets make him ideally suited to fill the role of CFO and COO as we continue to build upon recent momentum and focus on the continued execution of our strategy."

Mr. Gentiletti commented, "I am excited by the enormous potential of Loop to impact global sustainable development and create shareholder value. I could not imagine a more exciting opportunity with which to conclude my career."

About Loop Industries, Inc.

Loop’s mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. We believe Loop has created a revolutionary technology poised to transform the plastics industry. This technology decouples plastic from fossil fuels by depolymerizing waste polyester plastic to its base building blocks (monomers). The monomers are then repolymerized to create virgin-quality polyester plastic that meets FDA requirements for use in food-grade packaging. For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: www.facebook.com/Loopindustrie/ and LinkedIn: www.linkedin.com/company/loop-industries/

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Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) and our ability to sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, and (x) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investors:

Jason Assad

LR Advisors LLC.

+1 (678) 570-6791

jwassad@bellsouth.net

Media Inquiries:

Nelson Switzer

Loop Industries

+1 (450) 951-8555 ext. 230

nswitzer@loopindustries.com

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